Exhibit (i)(2)


                 CONSENT OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

     We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Prudential High Yield Total Return Fund, Inc. filed as part of Registration Statement No. 333-23593 and to the use of our opinion of counsel, incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A (File No. 333-23593).

                                 Swidler Berlin Shereff Friedman, LLP

                                 /s/ SWIDLER BERLIN SHEREFF FRIEDMAN, LLP
                                 ----------------------------------------


New York, New York
May 31, 2000